Page 2 of 32 Table of Contents Page Executive Summary 3 Corporate Information 6 Consolidated Balance Sheets 8 Consolidated Statements of Operations 9 Funds from Operations & Adjusted Funds from Operations 10 Consolidated Same-Store Property Performance 11 NOI Detail 12 Debt Summary & Debt Metrics 13 Debt Maturities, Composition & Hedging Instruments 14 Debt Covenant Compliance 15 Existing Portfolio Summary 16 Office Properties by Location 17 Office Properties Occupancy Detail 18 15 Largest Office Tenants 19 Studio Properties & Services 20 Office Leasing Activity 21 Expiring Office Leases Summary 22 Uncommenced, Backfilled & Expiring Office Leases—Next 8 Quarters 23 Development Pipeline 25 Consolidated & Unconsolidated Ventures 26 Definitions 27 Non-GAAP Reconciliations 30 Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic or real estate developments in our target markets; general economic conditions; defaults on, early terminations of or non-renewal of leases by tenants; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing, maintain an investment grade rating or maintain compliance with covenants under our financing arrangements; our failure to generate sufficient cash flows to service our outstanding indebtedness and maintain dividend payments; lack or insufficient amounts of insurance; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire or dispose and completing acquisitions or dispositions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; the loss of key personnel; environmental uncertainties and risks related to adverse weather conditions and natural disasters; financial market and foreign currency fluctuations; risks related to acquisitions generally, including the diversion of management’s attention from ongoing business operations and the impact on customers, tenants, lenders, operating results and business; the inability to successfully integrate acquired properties, realize the anticipated benefits of acquisitions or capitalize on value creation opportunities; changes in the tax laws and uncertainty as to how those changes may be applied; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This Supplemental Information also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the Definitions section of this Supplemental information.

HUDSON PACIFIC PROPERTIES

Executive Summary

Three Months Ended March 31, 2026

Victor Coleman, Hudson Pacific's CEO and Chairman, commented, "Our first quarter results reflect the meaningful progress we're making to position Hudson Pacific for long-term value creation. We delivered our third consecutive quarter of occupancy gains, executing over 550,000 square feet of office leases, while our Hollywood studio stages reached 97% leased and Sunset Pier 94 achieved 100% leased within its first quarter of operations. We also continued to strengthen our financial foundation, improving G&A by 32% year-over-year, maintaining total liquidity in excess of $930 million, and growing Core FFO sequentially on a per share basis.

"West Coast office fundamentals are improving, and we're well positioned to capture that recovery. AI-driven demand is translating into record leasing activity, and we're making the deliberate decisions necessary to sharpen our focus on our highest-performing assets and lines of business. Our strong first quarter, continued leasing momentum, and the further streamlining of Quixote have led us to raise our outlook, reinforcing our path to FFO growth through the balance of the year."

Unaudited, in thousands, except share data

	Three Months Ended	
	3/31/26	3/31/25
OPERATIONAL HIGHLIGHTS		
Office		
In-service % occupied	77.8 %	75.1 %
In-service % leased	78.4 %	76.5 %
Leases executed (square feet)	554,021	630,295
% change in GAAP rent	1.8 %	4.8 %
% change in cash rent	(2.4)%	(13.6)%
Weighted average lease term (in months)	58.2	128.1
Net effective rent per square foot	$ 43.14	$ 44.12
Studio		
In-service trailing 3-month stage % leased	72.8 % (1)	80.9 %
In-service trailing 12-month stage % leased	72.5 % (2)	78.7 %
FINANCIAL HIGHLIGHTS		
Total revenues	$ 181,852	$ 198,459
Net loss attributable to common stockholders	$ (53,131)	$ (74,708)
Net loss per diluted share	$ (0.82)	$ (3.70)
Core FFO per common stock/unit—diluted(3)	$ 0.25	$ 0.61
FFO per common stock/unit—diluted(3)	$ 0.27	$ 0.15
AFFO per common stock/unit—diluted(3)	$ (0.17)	$ 0.08
GAAP same-store NOI growth(4)	(4.9)%	(7.9)%
Cash same-store NOI growth(4)	(7.4)%	(9.9)%
Weighted average common stock/units outstanding—diluted	65,564	21,013
BALANCE SHEET HIGHLIGHTS		
HPP's share of debt, net/HPP's share of undepreciated book value(5)	31.9 %	39.0 %
HPP's share of debt, net/cash adjusted EBITDAre for selected ratios(5)	11.9x	12.6x
Weighted average years to maturity—HPP's share of secured and unsecured debt	2.4	2.9
Unsecured revolving credit facility undrawn capacity	$ 795,250	$ 752,000
Unrestricted cash and cash equivalents	$ 138,008	$ 86,474

Note: Definitions for commonly used terms on pages 27-29.
(1) 78.2% excluding Sunset Pier 94 Studios (added to in-service population in first quarter 2026).
(2) 90.2% excluding Sunset Glenoaks Studios (added to in-service population in second quarter 2025).
(3) See page 10 for a reconciliation of net loss to FFO and AFFO.
(4) See page 12 for cash NOI reconciliation.
(5) See pages 30-32 for non-GAAP reconciliations.

Page 3 of 32

Page 4 of 32 Financial Results Compared to First Quarter 2025 • Total revenue of $181.9 million compared to $198.5 million, primarily due to the Element LA office disposition and office tenant move outs, combined with stable studio production activity • General and administrative expenses improved to $12.6 million compared to $18.5 million, driven by cost savings initiatives • Net loss of $53.1 million, or $0.82 per diluted share, compared to $74.7 million, or $3.70 per diluted share, driven by cost reductions, lower non-real estate depreciation, and prior-year impairment charges, partially offset by prior-year gains on asset sales • Core FFO of $16.5 million, or $0.25 per diluted share, compared to $12.9 million, or $0.61 per diluted share ◦ Adjustments to FFO in the first quarter totaled $1.5 million, or $0.02 per diluted share, compared to $9.8 million, or $0.47 per diluted share • FFO of $18.0 million, or $0.27 per diluted share, up from $3.1 million, or $0.15 per diluted share • AFFO of $(11.1) million, or $(0.17) per diluted share, compared to $1.7 million, or $0.08 per diluted share, primarily due to lower non-cash adjustments and higher recurring capital expenditures, partially offset by Core FFO improvements • Same-store cash NOI of $85.2 million, compared to $92.0 million, driven by lower office revenues from tenant move outs, partially offset by higher studio revenue due to additional production activity Office Leasing • Maintained strong leasing momentum, executing 85 leases totaling 554,021 square feet (49% new / 51% renewal), including the following notable leases, each with significant term: ◦ 59,000-square-foot renewal with Weil, Gotshal & Manges at Towers at Shore Center in Redwood Shores ◦ 56,000-square-foot renewal and expansion with Mirum Pharmaceuticals at Metro Center in Foster City ◦ 46,000-square-foot renewal with Dell EMC at 505 First in Seattle's Pioneer Square ◦ 29,000-square-foot new lease with Axiado Corporation at Concourse in North San Jose • GAAP rents on new leases signed increased 1.8% compared to prior levels, while cash rents decreased 2.4% • In-service office portfolio occupancy improved for the third consecutive quarter to 77.8% (up from 76.3% in the prior quarter) and leased rate rose to 78.4% (up from 77.0% in the prior quarter) Studio Leasing • In-service studio stages were 72.8% leased on a trailing three-month basis (compared to 74.5% in the prior quarter) and 72.5% on a trailing 12-month basis (up from 69.1% in the prior quarter) ◦ Excluding the Sunset Pier 94 development in Manhattan, where stages leased from 0% to 100% during the quarter, in-service studio stages would have been 78.2% leased (up 370 basis points from the prior quarter) on a trailing three-month basis ◦ Hollywood in-service studio stages (Sunset Gower, Sunset Bronson and Sunset Las Palmas) were 97.0% leased (up 280 basis points from the prior quarter) on a trailing three-month basis Balance Sheet as of March 31, 2026 • Total liquidity of $933.3 million consisting of $138.0 million in unrestricted cash and cash equivalents and $795.3 million of availability under the unsecured revolving credit facility • Net debt to undepreciated book value of 31.9% (HPP's share), with 100.0% of debt fixed or capped at a weighted average interest rate of 4.9% and no debt maturities until third quarter 2026 Dividend • The Board of Directors declared and paid a dividend of $0.296875 per share on the 4.750% Series C cumulative preferred stock Executive Summary (continued) Three Months Ended March 31, 2026 Note: Definitions for commonly used terms on pages 27-29.

Executive Summary (continued)
Three Months Ended March 31, 2026

2026 Outlook

Hudson Pacific is increasing its full-year 2026 Core FFO outlook to $1.10 to $1.18 per diluted share, from the prior range of $0.96 to $1.06. This revised range reflects two key drivers. First, approximately $0.04 of outperformance in first quarter compared to initial expectations. Second, a $0.09 benefit from reclassification of Quixote's leased sound stages and Atlanta-area operations as discontinued operations beginning in second quarter 2026. Note this benefit is based upon expectations for the discontinued operations included in the Company's previous full-year outlook.

This outlook reflects management's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

The table below reflects key assumptions for this outlook:

Unaudited, in thousands

FULL-YEAR 2026 ASSUMPTIONS		
Metric	**May 2026**	**February 2026**
Average in-service office occupancy	80.0% to 82.0%	Unchanged
Growth in same-store property cash NOI[(1)(2)]	(1.75%) to (0.75%)	Unchanged
GAAP non-cash revenue[(3)]	$11,500 to $16,500	Unchanged
GAAP non-cash expense[(4)]	($6,000) to ($8,000)	Unchanged
General and administrative expenses[(5)]	($49,500) to ($55,500)	Unchanged
Interest expense[(6)]	($150,000) to ($160,000)	($151,000) to ($161,000)
Non-real estate depreciation and amortization	($12,000) to ($14,000)	Unchanged
FFO from unconsolidated joint ventures	$500 to $2,500	Unchanged
FFO attributable to non-controlling interests	($22,000) to ($26,000)	Unchanged
FFO attributable to preferred units/shares	($20,000) to ($20,000)	Unchanged
Weighted average common stock/units outstanding—diluted[(7)]	65,000 to 66,000	Unchanged

(1) Same-store defined as the consolidated 37 office properties and three studio properties owned and stabilized as of January 1, 2025, and anticipated to be owned and stabilized through December 31, 2026.
(2) See non-GAAP information below for cash NOI definition.
(3) Includes non-cash straight-line rent, above/below-market rents and lease incentives associated with studio and office properties.
(4) Includes non-cash straight-line rent expense and above/below-market ground rent associated with studio and office properties.
(5) Includes estimated $8.0 million of non-cash compensation expense.
(6) Includes estimated $6.5 million of non-cash interest expense.
(7) Diluted shares represent Company ownership through shares of common stock, OP Units and other convertible or exchangeable instruments. Weighted average fully diluted common stock/units outstanding for 2026 includes estimated dilution of stock grants to executives under long-term incentive programs. This estimate is based on award potential as of the end of the most recently completed quarter, calculated in accordance with ASC 260, Earnings Per Share.

Note: Definitions for commonly used terms on pages 27-29.

Page 5 of 32

Corporate Information

Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific's unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space.

Executive Management:

Victor J. Coleman
Chief Executive Officer and Chairman

Mark T. Lammas
President

Lisa K. Burelli
Chief People Officer

Harout K. Diramerian
Chief Financial Officer

Drew B. Gordon
Chief Investment Officer

Kay L. Tidwell
Executive Vice President, General Counsel and Chief Risk Officer

Andy L. Wattula
Chief Operating Officer

Board of Directors:

Victor J. Coleman
Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc.

Theodore R. Antenucci
President and Chief Executive Officer, Catellus Development Corporation

Jon Bortz
Chairman and Chief Executive Officer, Pebblebrook Hotel Trust

T. Ritson Ferguson
Chief Executive Officer and Chief Investment Officer (retired), CBRE Global Investors

Robert L. Harris II
Executive Chairman (retired), Acacia Research Corporation

Michael Nash
Co-Founder and Chairman (retired), Blackstone Real Estate Debt Strategies

Barry Sholem
Founder and Partner, MSD Partners, L.P. and Chairman and Senior Advisor, BDT & MSD Partners

Andrea Wong
President (retired), International Production, Sony Pictures Television

Page 6 of 32

Corporate Information (continued)

Corporate Contact:

Corporate Headquarters
11601 Wilshire Boulevard
Ninth Floor
Los Angeles, CA 90025
(310) 445-5700

Website
www.hudsonpacificproperties.com

Investor Relations
Laura Campbell
Executive Vice President, Investor Relations and Marketing
(310) 622-1702

Equity Research Coverage:

BofA Securities
Jana Galan
(646) 855-5042

BMO Capital Markets
John Kim
(212) 885-4115

BTIG
Tom Catherwood
(212) 738-6140

Cantor Fitzgerald
Richard Anderson
(929) 441-6927

Citigroup Global Markets
Seth Bergey
(212) 816-2066

Goldman Sachs
Caitlin Burrows
(212) 902-4736

Green Street Advisors
Dylan Burzinski
(949) 640-8780

Jefferies LLC
Joe Dickstein
(212) 778-8771

Mizuho Securities
Vikram Malhotra
(212) 282-3827

Morgan Stanley
Ronald Kamdem
(212) 296-8319

Piper Sandler & Company
Alexander Goldfarb
(212) 466-7937

Wells Fargo Securities
Blaine Heck
(443) 263-6529

Wolfe Research
Ally Yaseen
(646) 582-9253

Rating Agencies:

Fitch Ratings
Peter Siciliano
(646) 582-4760

Moody's Investor Service
Ranjini Venkatesan
(212) 553-3828

Standard & Poor's
Hannah Gray
(646) 784-0134

Page 7 of 32

Page 8 of 32 Consolidated Balance Sheets In thousands, except share data 3/31/26 12/31/25 (Unaudited) ASSETS Investment in real estate, net $ 5,810,439 $ 5,840,251 Non-real estate property, plant and equipment, net 73,026 72,397 Cash and cash equivalents 138,008 138,358 Restricted cash 24,432 23,770 Accounts receivable, net 14,121 14,923 Straight-line rent receivables, net 200,387 195,425 Deferred leasing costs and intangible assets, net 307,900 307,390 Operating lease right-of-use assets 327,921 333,258 Prepaid expenses and other assets, net 77,135 86,607 Investment in unconsolidated real estate entities 248,178 246,835 Goodwill 8,754 8,754 TOTAL ASSETS $ 7,230,301 $ 7,267,968 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 3,350,125 $ 3,351,458 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 229,078 209,382 Operating lease liabilities 339,815 343,886 Intangible liabilities, net 16,768 17,772 Security deposits, prepaid rent and other 81,078 74,369 Total liabilities 4,083,000 4,063,003 Redeemable preferred units of the operating partnership 2,795 2,795 Redeemable non-controlling interest in consolidated real estate entities 49,880 50,581 Equity HPP stockholders' equity: 4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference,18,400,000 authorized, 17,000,000 shares outstanding at 3/31/26 and 12/31/25 425,000 425,000 Common stock, $0.01 par value, 103,200,000 authorized, 54,242,024 and 54,227,096 shares outstanding at 3/31/26 and 12/31/25, respectively 529 529 Additional paid-in capital 2,495,302 2,548,488 Accumulated other comprehensive loss (3,619) (1,860) Total HPP stockholders’ equity 2,917,212 2,972,157 Non-controlling interest—members in consolidated real estate entities 64,903 67,869 Non-controlling interest—units in the operating partnership 112,511 111,563 Total equity 3,094,626 3,151,589 TOTAL LIABILITIES AND EQUITY $ 7,230,301 $ 7,267,968

Page 9 of 32 Consolidated Statements of Operations Unaudited, in thousands, except per share data Three Months Ended 3/31/26 3/31/25 REVENUES Office Rental revenues $ 145,228 $ 158,393 Service and other revenues 3,446 6,818 Total office revenues 148,674 165,211 Studio Rental revenues 13,797 13,652 Service and other revenues 19,381 19,596 Total studio revenues 33,178 33,248 Total revenues 181,852 198,459 OPERATING EXPENSES Office operating expenses 69,822 72,277 Studio operating expenses 31,709 40,981 General and administrative 12,575 18,483 Depreciation and amortization 80,722 93,085 Total operating expenses 194,828 224,826 OTHER (EXPENSES) INCOME Loss from unconsolidated real estate entities (437) (1,254) Fee income 1,107 1,359 Interest expense (37,994) (43,505) Interest income 1,649 435 Management services reimbursement income—unconsolidated real estate entities 1,124 975 Management services expense—unconsolidated real estate entities (1,124) (975) Transaction-related expenses (101) — Unrealized loss on non-real estate investments (1,962) (449) Gain on sale of real estate, net — 10,023 Impairment loss — (18,476) Loss on extinguishment of debt — (1,858) Other income 158 8 Total other expenses (37,580) (53,717) Loss before income tax provision (50,556) (80,084) Income tax provision (348) (194) Net loss (50,904) (80,278) Net income attributable to Series A preferred units (44) (146) Net income attributable to Series C preferred shares (5,047) (5,047) Net loss attributable to non-controlling interest in consolidated real estate entities 1,610 7,467 Net loss attributable to redeemable non-controlling interest in consolidated real estate entities 701 902 Net loss attributable to common units in the operating partnership 553 2,394 NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS $ (53,131) $ (74,708) BASIC AND DILUTED PER SHARE AMOUNTS Net loss attributable to common stockholders—basic $ (0.82) $ (3.70) Net loss attributable to common stockholders—diluted $ (0.82) $ (3.70) Weighted average shares of common stock outstanding—basic 64,462 20,198 Weighted average shares of common stock outstanding—diluted 64,462 20,198

Page 10 of 32 Funds from Operations & Adjusted Funds from Operations Unaudited, in thousands, except per share data ADJUSTED FUNDS FROM OPERATIONS Three Months Ended 3/31/26 3/31/25 Core FFO $ 16,542 $ 12,865 Adjustments: GAAP non-cash revenue(1) (3,178) (671) GAAP non-cash expense(2) 1,885 1,704 Non-real estate depreciation and amortization 3,441 8,247 Non-cash interest expense 1,911 4,109 Share/unit-based compensation expense 1,912 5,115 Recurring capital expenditures, tenant improvements and lease commissions (33,582) (29,658) AFFO $ (11,069) $ 1,711 Weighted average common stock/units outstanding—diluted 65,564 21,013 AFFO per common stock/unit—diluted $ (0.17) $ 0.08 Dividends paid to common stock/unit holders $ — $ — AFFO payout ratio — % — % FUNDS FROM OPERATIONS Three Months Ended 3/31/26 3/31/25 Net loss $ (50,904) $ (80,278) Adjustments: Depreciation and amortization—consolidated 80,722 93,085 Depreciation and amortization—non-real estate assets (3,441) (9,649) Depreciation and amortization—HPP’s share from unconsolidated real estate entities 1,476 1,045 Gain on sale of real estate, net — (10,023) Impairment loss—real estate assets — 18,476 Unrealized loss on non-real estate investments 1,962 449 FFO attributable to non-controlling interests (6,714) (4,854) FFO attributable to preferred shares and units (5,091) (5,193) FFO to common stock/unit holders 18,010 3,058 Adjustments: Transaction-related expenses 101 — Refundable payroll tax credit interest income (543) — Prior year property tax refund (538) — Loan swap non-cash reevaluation (488) 682 Quixote non-compete termination — 1,402 Quixote lease termination — 5,865 Element LA debt early extinguishment loss — 1,858 Core FFO to common stock/unit holders $ 16,542 $ 12,865 Weighted average common stock/units outstanding—diluted 65,564 21,013 FFO per common stock/unit—diluted $ 0.27 $ 0.15 Core FFO per common stock/unit—diluted $ 0.25 $ 0.61 Note: Definitions for commonly used terms on pages 27-29. (1) Includes non-cash straight-line rent, above/below-market rents and lease incentives associated with studio and office properties. (2) Includes non-cash straight-line rent expense and above/below-market ground rent associated with studio and office properties.

HUDSON PACIFIC PROPERTIES

Consolidated Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS

	Three Months Ended		
	3/31/26	3/31/25	% Change
Same-store office statistics			
Number of properties	37	37	
Square feet	11,372,298	11,470,493	
Average % occupied	75.1 %	72.8 %	
Same-store studio statistics			
Number of properties	3	3	
Square feet	1,204,666	1,204,666	
Average stage % leased	97.0 %	80.9 %	
Average total % leased	84.5 %	73.9 %	
Same-store NOI[1]			
Office revenues	$ 148,618	$ 153,622	(3.3)%
Office expenses	68,706	67,787	1.4
Same-store office NOI	79,912	85,835	(6.9)
Studio revenues	19,609	16,999	15.4
Studio expenses	12,176	10,994	10.8
Same-store studio NOI	7,433	6,005	23.8
Total same-store NOI	**$ 87,345**	**$ 91,840**	**(4.9)%**

SAME-STORE ANALYSIS (CASH BASIS)

	Three Months Ended		
	3/31/26	3/31/25	% Change
Same-store NOI (cash basis)			
Office cash revenues	$ 145,017	$ 152,522	(4.9)%
Office cash expenses	67,698	66,763	1.4
Same-store office NOI (cash basis)	77,319	85,759	(9.8)
Studio cash revenues	20,045	17,204	16.5
Studio cash expenses	12,129	10,963	10.6
Same-store studio NOI (cash basis)	7,916	6,241	26.8
Total same-store NOI (cash basis)	**$ 85,235**	**$ 92,000**	**(7.4)%**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

Page 11 of 32

NOI Detail

Three Months Ended March 31, 2026 | Unaudited, in thousands

	Same-Store Office	Same-Store Studio	Non-Same-Store Office	Non-Same-Store Studio	Total
REVENUE					
Cash rent	$ 117,745	$ 11,368	$ 37	$ 2,712	$ 131,862
Cash tenant recoveries	23,821	163	24	—	24,008
Straight-line rent	5,400	(427)	—	(10)	4,963
Amortization of above/below-market leases, net	1,004	—	—	—	1,004
Amortization of lease incentive costs	(2,803)	(9)	—	—	(2,812)
Total rental revenue	145,167	11,095	61	2,702	159,025
Service and other revenues	3,451	8,514	(5)	10,867	22,827
Total revenue	**148,618**	**19,609**	**56**	**13,569**	**181,852**
OPERATING EXPENSES					
Property operating expenses	67,698	12,129	1,116	18,569	99,512
Straight-line rent	367	—	—	904	1,271
Share/unit-based compensation expense	—	47	—	60	107
Amortization of above/below-market ground leases, net	641	—	—	—	641
Total operating expenses	**68,706**	**12,176**	**1,116**	**19,533**	**101,531**
CONSOLIDATED NOI[1]	**$ 79,912**	**$ 7,433**	**$ (1,060)**	**$ (5,964)**	**$ 80,321**
Add: HPP's share of NOI from unconsolidated real estate entity[2]	—	—	2,278	367	2,645
Less: NOI attributable to non-controlling interests[2]	11,539	3,453	—	—	14,992
HPP's share of NOI	**$ 68,373**	**$ 3,980**	**$ 1,218**	**$ (5,597)**	**$ 67,974**
Reconciliation to cash NOI					
Consolidated NOI	$ 79,912	$ 7,433	$ (1,060)	$ (5,964)	$ 80,321
Straight-line rent, net	(5,033)	427	—	914	(3,692)
Share/unit-based compensation expense	—	47	—	60	107
Amortization of above/below-market leases, net	(1,004)	—	—	—	(1,004)
Amortization of lease incentive costs	2,803	9	—	—	2,812
Amortization of above/below-market ground leases, net	641	—	—	—	641
CONSOLIDATED CASH NOI	**$ 77,319**	**$ 7,916**	**$ (1,060)**	**$ (4,990)**	**$ 79,185**
Add: HPP's share of cash NOI from unconsolidated real estate entity[2]	—	—	2,120	452	2,572
Less: Cash NOI attributable to non-controlling interests[2]	11,302	3,664	—	—	14,966
HPP's share of cash NOI	**$ 66,017**	**$ 4,252**	**$ 1,060**	**$ (4,538)**	**$ 66,791**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

(2) See page 26 for consolidated and unconsolidated joint venture properties.

Page 12 of 32

Debt Summary & Debt Metrics

As of March 31, 2026 | Unaudited, in thousands

DEBT SUMMARY

	Outstanding Balance	HPP's Share	Stated Interest Rate	Maturity Date[1]
UNSECURED DEBT				
Unsecured revolving credit facility[2][3]	$ —	$ —	SOFR + 1.15% to 1.60%	12/31/29
3.95% Registered senior notes	400,000	400,000	3.95%	11/1/27
5.95% Registered senior notes	350,000	350,000	5.95%	2/15/28
4.65% Registered senior notes	500,000	500,000	4.65%	4/1/29
3.25% Registered senior notes	400,000	400,000	3.25%	1/15/30
Total unsecured debt	**1,650,000**	**1,650,000**		
SECURED DEBT				
Hollywood Media Portfolio CMBS[4]	1,100,000	561,000	SOFR + 1.10%	8/9/26
Acquired Hollywood Media Portfolio CMBS debt	(30,233)	(30,233)	SOFR + 2.11%	8/9/26
Hollywood Media Portfolio CMBS, net	1,069,767	530,767		
Hill7 CMBS	101,000	101,000	3.38%	11/6/28
Office Portfolio CMBS[5]	259,583	259,583	SOFR + 4.15%	4/9/30
1918 Eighth CMBS	285,000	156,750	6.16%	9/11/30
Total secured debt	**1,715,350**	**1,048,100**		
Total unsecured and secured debt	**$ 3,365,350**	**$ 2,698,100**		
Consolidated joint venture partner debt	$ 66,136	$ —	4.50%	10/9/32
UNCONSOLIDATED DEBT				
Sunset Glenoaks Studios[6]	$ —	$ —	SOFR + 3.10%	1/9/27
Bentall Centre	474,067	94,813	CORRA + 2.30%	7/1/27
Sunset Pier 94 Studios[2]	155,841	39,819	SOFR + 4.75%	9/9/28
Total unconsolidated debt	**$ 629,908**	**$ 134,632**		

DEBT METRICS[7]

Total unsecured and secured debt	$ 3,365,350
Less: Consolidated cash and cash equivalents and restricted cash	(162,440)
Consolidated debt, net	$ 3,202,910
Less: Partners' share of consolidated unsecured and secured debt	(667,250)
Add: HPP's share of unconsolidated real estate entities' debt	134,632
Add: Partners' share of consolidated cash and cash equivalents and restricted cash	32,293
Less: HPP's share of unconsolidated real estate entities' cash and cash equivalents and restricted cash	(3,962)
HPP's share of debt, net	$ 2,698,623
HPP's share of debt, net/HPP's share of undepreciated book value[6]	**31.9 %**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios[6]	11.2x
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios[6]	**11.9x**

Note: Definitions for commonly used terms on pages 27-29.

(1) Maturity dates include extension options.
(2) Availability of $795.3 million on unsecured revolving credit facility and $7.0 million on Sunset Pier 94 Studios loan (at HPP's share).
(3) $333.3 million of commitments maturing December 21, 2026 and $462.0 million of commitments maturing December 31, 2029.
(4) Secured by Sunset Gower Studios, Sunset Las Palmas Studios, Sunset Bronson Studios, 6040 Sunset, Harlow, ICON, CUE and EPIC.
(5) Secured by 11601 Wilshire, 5th & Bell, 450 Alaskan, 1740 Technology and 275 Brannan.
(6) Joint venture owning Sunset Glenoaks Studios ceased debt service payments on this non-recourse loan due to insufficient property cash flow in fourth quarter 2025.
(7) See pages 30-32 for non-GAAP reconciliations.

Page 13 of 32

Page 14 of 32 Debt Maturities, Composition & Hedging Instruments(1) Unaudited, in thousands DEBT COMPOSITION Weighted Average Amount % of Total Debt Effective Interest Rate Years to Maturity HPP’s share of secured and unsecured debt Unsecured $1,650,000 58.2% 4.4% 2.6 Secured 1,182,732 41.8 5.5 2.0 Total $2,832,732 100.0% 4.9% 2.4 HPP’s share of fixed, capped, and floating rate debt Fixed(2) $2,783,330 98.2% 4.8% 2.3 Capped 49,402 1.8 8.3 2.7 Floating — — — — Total $2,832,732 100.0% 4.9% 2.4 GAAP effective rate 5.0% Debt Maturity Schedule $400,000 $350,000 $500,000 $400,000 $538,267 $104,813 $150,819 $378,833 Secured Unsecured 2026 2027 2028 2029 2030 2031+ 0 200,000 400,000 600,000 800,000 1,000,000 Note: Definitions for commonly used terms on pages 27-29. (1) Reflects HPP’s share of principal amortization and maturities including extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture debt. (2) Includes debt subject to interest rate swaps. (3) Notional amount decreases monthly in line with amortization of underlying debt instrument. HEDGING INSTRUMENTS Underlying Debt Instrument HPP Notional Amount Effective Date Maturity Date Strike/Swap Rate Underlying Index Interest rate swaps Hollywood Media Portfolio CMBS, net $351,186 8/15/23 6/15/26 3.31% SOFR Bentall Centre $94,813 11/1/23 7/1/27 4.36% CORRA Hollywood Media Portfolio CMBS, net $180,000 2/9/24 8/9/26 4.13% SOFR Office Portfolio CMBS $250,000 12/15/25 4/15/29 3.41% SOFR Interest rate caps Office Portfolio CMBS(3) $8,750 12/15/25 2/15/27 3.35% SOFR Sunset Pier 94 Studios $39,819 9/15/25 9/15/26 4.00% SOFR $10,000

Page 15 of 32 Debt Covenant Compliance(1) Covenant Actual Performance Unsecured revolving credit facility and term loans Total liabilities to total asset value ≤ 60% 43.2% Unsecured indebtedness to unencumbered asset value ≤ 60% 37.3% Adjusted EBITDA to fixed charges ≥ 1.5x 1.6x Secured indebtedness to total asset value ≤ 45% 23.1% Unencumbered NOI to unsecured interest expense ≥ 1.75x 2.2x Minimum liquidity coverage > $125MM Yes Unsecured registered senior notes Debt to total assets ≤ 60% 39.5% Total unencumbered assets to unsecured debt ≥ 150% 311.6% Consolidated income available for debt service to annual debt service charge ≥ 1.5x 2.0x Secured debt to total assets ≤ 40% 20.9% (1) Covenants and actual performance reflect most restrictive terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes as of March 31, 2026, at which time the operating partnership was in compliance.

Existing Portfolio Summary

Unaudited, in thousands, except per share data

	Three Months Ended				
	3/31/26	12/31/25	9/30/25	6/30/25	3/31/25
Number of office properties owned	41	41	42	42	43
In-service office square feet	12,904,790	13,178,041	13,454,547	13,420,243	13,420,836
In-service office % leased	78.4 %	77.0 %	76.5 %	76.2 %	76.5 %
In-service office % occupied	77.8 %	76.3 %	75.9 %	75.1 %	75.1 %
Number of studio properties owned	5	5	5	5	5
In-service studio square feet	1,679,750	1,447,966	1,447,966	1,448,324	1,446,024
In-service studio trailing 3-month stage % leased	72.8 % (1)	74.5 %	71.7 %	65.4 %	80.9 %
In-service studio trailing 12-month stage % leased	72.5 % (2)	69.1 %	65.8 %	63.6 %	78.7 %

YTD HPP's Share NOI % Office vs. Studio(3)


100.0%
Office
Studio

YTD HPP's Share NOI % by Region


3.4%
15.2%
44.1%
16.9%
20.4%
Silicon Valley
Los Angeles
Vancouver
San Francisco
Seattle

HPP's Share ABR % by Industry(4)


21.1%
34.6%
6.1%
7.2%
8.0%
8.4%
14.6%
Technology
Legal
Business Services
Other
Media & Entertainment
Retail
Financial Services

HPP's Share Tech ABR % by Public/ Private Tenants & Age(5)


15.1%
18.4%
66.5%
Public
Private < 10 Yrs.
Private > 10 Yrs.

Note: Definitions for commonly used terms on pages 27-29.

(1) 78.2% excluding Sunset Pier 94 Studios (added to in-service population in first quarter 2026).
(2) 90.2% excluding Sunset Glenoaks Studios (added to in-service population in second quarter 2025).
(3) See page 30 for non-GAAP reconciliations.
(4) Includes the in-service population of office and studio properties.
(5) Reflects status of tenant or tenant's parent entity. There can be no assurance that tenant's parent entity will satisfy lease and other obligations upon default.

Page 16 of 32

Office Properties by Location

	Properties	Square Feet	% Occupied	% Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California							
Hollywood	4	852,236	100.0 %	100.0 %	$ 62,083,254	$ 31,662,459	$ 72.85
West Los Angeles	1	501,229	95.6	96.2	22,839,636	22,839,636	47.67
Downtown Los Angeles	1	131,701	100.0	100.0	6,549,823	6,549,823	49.73
Subtotal	**6**	**1,485,166**	**98.5**	**98.7**	**91,472,713**	**61,051,918**	**62.52**
San Francisco Bay Area, California							
North San Jose	5	2,667,823	59.3	59.8	72,521,785	72,521,785	45.81
San Francisco	6	2,090,139	72.2	72.4	96,965,841	85,516,084	64.22
Palo Alto	5	982,105	94.8	94.8	75,711,648	75,711,648	81.34
Redwood Shores	4	949,755	69.8	71.5	43,668,492	43,668,492	65.87
Foster City	1	724,748	90.8	91.8	39,281,653	39,281,653	59.70
Santa Clara	1	285,764	88.2	88.2	11,147,583	11,147,583	44.23
Subtotal	**22**	**7,700,334**	**72.7**	**73.2**	**339,297,002**	**327,847,245**	**60.62**
Seattle, Washington							
Denny Triangle	4	1,341,620	80.2	80.2	45,415,877	31,928,699	42.20
Pioneer Square	5	845,178	58.1	58.1	17,441,011	17,441,011	35.54
Subtotal	**9**	**2,186,798**	**71.7**	**71.7**	**62,856,888**	**49,369,710**	**40.12**
Vancouver, British Columbia							
Downtown Vancouver	1	1,532,492	92.3	94.3	42,775,519	8,555,104	30.24
Subtotal	**1**	**1,532,492**	**92.3**	**94.3**	**42,775,519**	**8,555,104**	**30.24**
TOTAL IN-SERVICE OFFICE(1)	**38**	**12,904,790**	**77.8 %**	**78.4 %**	**$ 536,402,122**	**$ 446,823,977**	**$ 53.42**

Note: Definitions for commonly used terms on pages 27-29.

(1) Excludes 494,106 square feet taken off-line for change of use and/or significant capital repositioning.

Page 17 of 32

Office Properties Occupancy Detail

	Submarket	Square Feet	% Occupied	% Leased
Los Angeles, California				
ICON	Hollywood	326,792	100.0	100.0
EPIC	Hollywood	301,127	100.0	100.0
Harlow	Hollywood	129,931	100.0	100.0
CUE	Hollywood	94,386	100.0	100.0
11601 Wilshire	West Los Angeles	501,229	95.6	96.2
Fourth & Traction	Downtown Los Angeles	131,701	100.0	100.0
San Francisco Bay Area, California				
Concourse	North San Jose	943,063	62.3	62.9
Gateway	North San Jose	609,321	73.2	74.0
Metro Plaza	North San Jose	480,440	59.5	59.9
Skyport Plaza	North San Jose	419,142	11.5	11.5
1740 Technology	North San Jose	215,857	100.0	100.0
1455 Market	San Francisco	1,007,646	47.2	47.2
Rincon Center	San Francisco	530,161	98.5	98.5
Ferry Building	San Francisco	266,402	98.4	99.9
875 Howard	San Francisco	188,252	80.7	80.7
275 Brannan	San Francisco	57,120	100.0	100.0
901 Market	San Francisco	40,558	100.0	100.0
Palo Alto Square	Palo Alto	318,365	97.9	97.9
3400 Hillview	Palo Alto	207,857	100.0	100.0
Page Mill Hill	Palo Alto	182,562	75.5	75.5
Page Mill Center	Palo Alto	172,666	100.0	100.0
Clocktower Square	Palo Alto	100,655	100.0	100.0
Towers at Shore Center	Redwood Shores	334,570	76.4	77.2
Shorebreeze	Redwood Shores	230,931	72.3	76.2
555 Twin Dolphin	Redwood Shores	201,219	68.2	70.5
333 Twin Dolphin	Redwood Shores	183,035	56.3	56.3
Metro Center	Foster City	724,748	90.8	91.8
Techmart	Santa Clara	285,764	88.2	88.2
Seattle, Washington				
1918 Eighth	Denny Triangle	667,724	99.4	99.4
Hill7	Denny Triangle	285,310	48.3	48.3
5th & Bell	Denny Triangle	197,136	100.0	100.0
Met Park North	Denny Triangle	191,450	40.5	40.5
505 First	Pioneer Square	291,290	25.5	25.5
83 King	Pioneer Square	185,790	39.2	39.2
450 Alaskan	Pioneer Square	171,594	95.9	95.9
411 First	Pioneer Square	164,426	94.1	94.1
95 Jackson	Pioneer Square	32,078	76.4	76.4
Vancouver, British Columbia				
Bentall Centre	Downtown Vancouver	1,532,492	92.3	94.3
TOTAL IN-SERVICE OFFICE		**12,904,790**	**77.8 %**	**78.4 %**

Note: Definitions for commonly used terms on pages 27-29.

Page 18 of 32

15 Largest Office Tenants

		# of Properties	Lease Expiration	Occupied Square Feet		HPP's Share: Annualized Base Rent	HPP's Share: % of Annualized Base Rent
1	Google, Inc.	3	2028-2029	458,054	(1)	$ 40,204,174	9.0%
2	Netflix, Inc.	3	9/30/31	722,305	(2)	27,353,579	6.1
3	Amazon	2	2030-2031	850,964	(3)	24,733,556	5.5
4	City and County of San Francisco	2	2033-2067	429,595	(4)	17,769,342	4.0
5	Nutanix, Inc.	2	2030	229,755	(5)	12,653,291	2.8
6	Salesforce.com	1	2027-2028	176,400	(6)	10,746,119	2.4
7	Dell EMC Corporation	2	2026-2032	130,021	(7)	9,354,339	2.1
8	Coupa Software Incorporated	1	11/30/33	100,654		8,077,212	1.8
9	Weil, Gotshal & Manges LLP	1	2026-2038	89,249	(8)	6,924,439	1.5
10	X.AI Corp.	1	10/31/31	105,536		6,838,733	1.5
11	PayPal, Inc.	1	7/17/26	131,701	(9)	6,549,823	1.5
12	Glu Mobile, Inc.	1	11/30/27	61,381		5,637,567	1.3
13	Redfin Corporation	2	2026-2027	115,968	(10)	5,135,569	1.1
14	Rivian Automotive, Inc.	1	4/30/28	55,805		4,980,956	1.1
15	Covington & Burling LLP	1	8/31/28	40,779		4,483,680	1.0
	TOTAL			**3,698,167**		**$191,442,379**	**42.7%**

Note: Definitions for commonly used terms on pages 27-29.

(1) Google, Inc. expirations: (i) 208,843 square feet at Rincon Center on February 29, 2028, (ii) 207,857 square feet at 3400 Hillview on November 30, 2028 and (iii) 41,354 square feet at Ferry Building on October 31, 2029.

(2) Netflix, Inc. expirations: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE.

(3) Amazon expirations: (i) 659,150 square feet at 1918 Eighth on September 30, 2030 and (ii) 191,814 square feet at 5th & Bell on May 31, 2031.

(4) City and County of San Francisco expirations: (i) 39,573 square feet at 1455 Market on September 19, 2033, (ii) 389,316 square feet at 1455 Market on April 30, 2045 and (iii) 706 square feet at Ferry Building on April 30, 2067.

(5) Nutanix expirations: (i) 215,857 square feet at 1740 Technology on May 31, 2030 and (ii) 13,898 square feet at Metro Plaza on July 31, 2030.

(6) Salesforce.com expirations at Rincon Center: (i) 83,372 square feet on April 30, 2027 and (ii) 93,028 square feet on October 31, 2028. Salesforce.com subleases to Twilio Inc. and pays base rent plus 50% of sublease rent (currently an additional $290,000 per month).

(7) Dell EMC Corporation expirations: (i) 83,549 square feet at 875 Howard on June 30, 2026 and (ii) 46,472 square feet at 505 First on April 30, 2032.

(8) Weil, Gotshal & Manges expirations at Towers at Shore Center: (i) 29,846 square feet on August 31, 2026 and (ii) 59,403 square feet on February 28, 2038.

(9) PayPal, Inc. exercised early termination right at Fourth & Traction for July 2026.

(10) Redfin Corporation expirations: (i) 2,978 square feet at Gateway on September 30, 2026 and (ii) 112,990 square feet at Hill7 on July 31, 2027.

Page 19 of 32

Studio Properties & Services

STUDIO PROPERTIES

	Owned/ Leased	Submarket	Total Square Feet	# of Stages	Stage Leased % Trailing 3-Months	Stage Leased % Trailing 12-Months	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California									
Sunset Gower Studios	Owned	Hollywood	559,149	12	100.0 %	100.0 %	$24,466,949	$ 12,478,144	$ 53.62
Sunset Bronson Studios	Owned	Hollywood	310,563	9	92.3	91.2	12,706,010	6,480,065	45.20
Sunset Las Palmas Studios	Owned	Hollywood	334,954	11	97.0	77.3	8,093,422	4,127,645	32.74
Sunset Glenoaks Studios	Owned	Sun Valley	243,300	7	15.9	13.3	1,199,556	599,778	44.71
New York, New York									
Sunset Pier 94 Studios(1)	Owned	Manhattan	231,784	6	38.8 (2)	N/A	N/A	N/A	N/A
TOTAL IN-SERVICE STUDIO			**1,679,750** (3)	**45**	**72.8 %**	**72.5 %**	**$46,465,937**	**$ 23,685,632**	**$ 46.25**
Quixote Studios	Various	Various	468,087	20	46.6%	53.6%	$11,160,073	$11,160,073	$ 55.18

STUDIO NOI DETAIL ($ in thousands)

Quarter to Date	Revenue Categories: Rental	Studio Ancillary	Pro Supplies	Fleet	Total Revenues	Total Expenses	Total NOI
In-Service Studio	$11,095	$8,514	N/A	N/A	$19,609	$12,184	$7,425
Quixote Studios & Services	2,702	3,599	1,389	5,879	13,569	19,525	(5,956)
TOTAL	**$13,797**	**$12,113**	**$1,389**	**$5,879**	**$33,178**	**$31,709**	**$1,469**

Note: Definitions for commonly used terms on pages 27-29.

(1) Trailing 12-month annualized base rent and occupancy available one year following construction completion in first quarter 2027.
(2) Reflects lease up period for Sunset Pier 94 Studios stages, which reached 100% leased as of March 31, 2026.
(3) Excludes 25,244 square feet taken off-line for change of use and/or significant capital repositioning.

Page 20 of 32

Page 21 of 32 Office Leasing Activity Dollars reflected are per square foot Three Months Ended 3/31/26 Gross leasing activity New cash rate $47.40 Renewal cash rate $56.19 New square feet leased 271,367 Renewal square feet leased 282,654 Total square feet leased 554,021 Leases expired and terminated Contractual expiration square feet 201,178 Early termination square feet 155,455 Total square feet expired/terminated 356,633 GAAP rent expiring rate $50.54 GAAP rent new/renewal rate $51.43 % change in GAAP rent 1.8 % Cash rent expiring rate $55.97 Cash rent new/renewal rate $54.62 % change in cash rent (2.4) % Tenant improvements & leasing commissions (total / annual) New leases $79.95 / $14.95 Renewal leases $63.24 / $14.27 Blended $70.93 / $14.62 Net effective rent New leases $35.63 Renewal leases $49.55 Blended $43.14 Weighted average lease term (in months) New leases 64.2 Renewal leases 53.2 Blended 58.2 Note: Definitions for commonly used terms on pages 27-29.

Expiring Office Leases Summary

	# of Leases Expiring	Square Feet Expiring (1)	HPP's Share: Annualized Base Rent	HPP's Share: % of Office Annualized Base Rent	HPP's Share: Annualized Base Rent Per Square Foot	HPP's Share: Annualized Base Rent at Expiration	HPP's Share: Annualized Base Rent Per Square Foot at Expiration
Vacant		3,826,898					
Q2 2026	25	135,275	5,699,522	1.3	55.16	5,737,638	55.52
Q3 2026	45	396,577	20,330,401	4.5	58.29	20,409,073	58.51
Q4 2026	22	74,443	3,394,354	0.8	51.86	3,419,836	52.25
Total 2026	92	606,295	29,424,277	6.6	56.85	29,566,547	57.13
2027	171	1,287,844	71,223,438	15.9	59.03	73,110,492	60.59
2028	146	1,459,502	91,771,847	20.4	72.06	95,799,643	75.22
2029	110	785,086	38,223,229	8.5	64.38	41,896,521	70.57
2030	79	1,558,174	60,745,910	13.5	52.45	68,088,335	58.79
2031	74	1,581,847	68,569,677	15.3	60.43	80,117,205	70.61
2032	20	255,578	11,030,420	2.5	52.37	12,194,543	57.90
2033	31	685,312	29,336,422	6.5	52.55	36,083,404	64.64
2034	16	186,707	6,903,795	1.5	37.62	11,536,149	62.86
2035	20	400,273	8,950,429	2.0	45.68	11,184,307	57.08
Thereafter	25	796,466	30,354,178	6.8	45.42	46,382,876	69.40
Building management use	67	420,644	—	—	—	—	—
Signed leases not commenced	19	72,859	2,355,262	0.5	49.79	2,772,189	58.60
TOTAL/WEIGHTED AVERAGE	**870**	**13,923,485**	**$448,888,884**	**100.0 %**	**$ 55.31**	**$ 508,732,211**	**$ 62.68**

Note: Definitions for commonly used terms on pages 27-29.

(1) Expiring square footage excludes month-to-month leases.

Page 22 of 32

Uncommenced, Backfilled & Expiring Office Leases—Next 8 Quarters

	Q2 2026		Q3 2026		Q4 2026		Q1 2027	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	3,069	$ 66.84	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	26,433	42.66	8,995	63.38	4,631	63.00	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	17,531	26.20	12,200	28.20	—	—	—	—
TOTAL	**47,033**	**$ 38.10**	**21,195**	**$ 43.13**	**4,631**	**$ 63.00**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	9,432	$ 66.64	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	3,407	—	6,763	46.67	8,574	70.20	—	—
Seattle, Washington	2,566	20.00	—	—	—	—	—	—
Vancouver, British Columbia	26,138	31.41	—	—	3,084	26.51	—	—
TOTAL	**41,543**	**$ 36.12**	**6,763**	**$ 46.67**	**11,658**	**$ 58.64**	**—**	**$ —**
Expiring Office Leases[1]								
Los Angeles, California	25,565	$ 59.92	149,753	$ 48.54 [2]	1,242	$ 57.29	9,184	$ 74.71
San Francisco Bay Area, California	68,664	57.37	180,500	70.15 [3]	59,799	54.89	313,031	57.33 [4]
Seattle, Washington	2,566	—	8,623	24.47	2,208	29.33	3,320	—
Vancouver, British Columbia	38,480	34.60	57,701	23.18	11,194	15.30	7,227	28.93
TOTAL	**135,275**	**$ 50.29**	**396,577**	**$ 54.16**	**74,443**	**$ 48.22**	**332,762**	**$ 56.62**

	Q2 2027		Q3 2027		Q4 2027		Q1 2028	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Expiring Office Leases[1]								
Los Angeles, California	2,783	$ 73.98	7,940	$ 58.82	15,287	$ 70.38	49,095	$ 71.78
San Francisco Bay Area, California	233,898	65.83 [5]	161,479	64.36	287,419	68.61 [6]	406,450	87.64 [7]
Seattle, Washington	27,580	37.08	124,602	44.16 [8]	924	31.83	3,088	33.09
Vancouver, British Columbia	22,725	34.87	42,335	31.61	28,110	36.35	65,654	27.24
TOTAL	**286,986**	**$ 60.70**	**336,356**	**$ 52.62**	**331,740**	**$ 65.85**	**524,287**	**$ 78.27**

Page 23 of 32

Page 24 of 32 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters (continued) Note: Definitions for commonly used terms on pages 27-29. (1) Excludes building management offices with various expiration dates. (2) Includes PayPal, Inc. at Fourth & Traction for 131,701 square feet on July 17, 2026. (3) Includes Dell EMC Corporation at 875 Howard for 83,549 square feet on June 30, 2026. (4) Includes Twilio, Inc. at Rincon Center for 83,016 square feet on December 31, 2026. (5) Includes Salesforce.com at Rincon Center for 83,372 square feet on April 30, 2027. (6) Includes Glu Mobile, Inc. at 875 Howard for 61,381 square feet on November 30, 2027. (7) Includes Google, Inc. at Rincon Center for 208,843 square feet on February 29, 2028. (8) Includes Redfin Corporation at Hill7 for 112,990 square feet on July 31, 2027.

Development Pipeline[1]

Unaudited, in thousands, except square feet

RECENTLY COMPLETED DEVELOPMENT

	Submarket	Completion Date[2]	Estimated Stabilization Date	Estimated Square Feet	% Occupied	% Leased
Seattle, Washington						
Washington 1000	Denny Triangle	Q4 2024	Q3 2027	546,000	0.5%	0.5%
TOTAL				**546,000**		

FUTURE DEVELOPMENT PIPELINE

	Type	Submarket	Estimated Square Feet (Units)	Project Costs as of 3/31/26[3]	
Los Angeles, California					
Sunset Las Palmas Studios—Development	Office/Studio	Hollywood	617,581	$	29,889
Sunset Gower Studios—Development	Office/Studio	Hollywood	478,845	$	7,963
Sunset Bronson Studios Lot D—Development	Residential	Hollywood	19,816 (33 units)	$	—
10900-10950 Washington	Residential	West Los Angeles	428,623 (508 units)	$	4,270
Vancouver, British Columbia					
Burrard Exchange	Office	Downtown Vancouver	450,000	$	8,270
Greater London, United Kingdom					
Sunset Waltham Cross Studios	Studio	Broxbourne	1,167,347	$	299,687
TOTAL			**3,162,212**	**$**	**350,079**

Note: Definitions for commonly used terms on pages 27-29.

(1) Represents 100% share of consolidated and unconsolidated joint ventures.

(2) Based on receipt of temporary certificate of occupancy or equivalent.

(3) Includes land and acquisition costs for Sunset Las Palmas Studios—Development for $20.8 million and Sunset Waltham Cross Studios for $171.4 million.

Page 25 of 32

Consolidated & Unconsolidated Ventures

	Venture Partner	Submarket	Square Feet[1]	HPP Ownership %
CONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Gower Studios	Blackstone	Hollywood	1,044,644	51.0 %
Sunset Las Palmas Studios	Blackstone	Hollywood	971,129	51.0 %
Sunset Bronson Studios	Blackstone	Hollywood	330,379	51.0 %
ICON	Blackstone	Hollywood	326,792	51.0 %
EPIC	Blackstone	Hollywood	301,127	51.0 %
Harlow	Blackstone	Hollywood	129,931	51.0 %
6040 Sunset	Blackstone	Hollywood	114,958	51.0 %
CUE	Blackstone	Hollywood	94,386	51.0 %
San Francisco, California				
Ferry Building	PIMCO	San Francisco	266,402	55.0 %
Seattle, Washington				
1918 Eighth	CPPIB	Denny Triangle	667,724	55.0 %
UNCONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Glenoaks Studios	Blackstone	Sun Valley	243,300	50.0 %
New York, New York				
Sunset Pier 94 Studios	Blackstone/Vornado	Manhattan	231,784	25.6 %
Vancouver, British Columbia				
Bentall Centre	Blackstone	Downtown Vancouver	2,001,051	20.0 %
Greater London, United Kingdom				
Sunset Waltham Cross Studios	Blackstone	Broxbourne	1,167,347	35.0 %

(1) Inclusive of estimated developable square feet.
(2) Excluding Sunset Glenoaks Studios, Los Angeles properties owned jointly with Blackstone collectively referred to as the Hollywood Media Portfolio.

Page 26 of 32

Page 27 of 32 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to Core FFO HPP’s share of share/unit-based compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of March 31, 2026 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of March 31, 2026. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of March 31, 2026. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of March 31, 2026. For studio properties, ABR reflects actual base rent for the 12 months ended March 31, 2026, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2026. Average Percent Occupied: For same-store office properties, represents the average percent occupied during the three months ended March 31, 2026. For same-store studio properties, represents the average percent leased for the three months ended March 31, 2026. Backfilled Office Leases: Defined as new leases with respect to occupied space executed on or prior to March 31, 2026, but with commencement dates after March 31, 2026, and within the next eight quarters. Cash Rent Growth: Initial stabilized cash rents on new and renewal leases compared to expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents and restricted cash. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes the full amount of debt related to the Hollywood Media Portfolio and 1918 Eighth joint ventures. Diluted Shares: Includes an estimate of the total shares and units issuable under our 2026 Performance Stock Unit (“PSU”) Plan as of quarter end, based on the projected award potential of the program as of the end of the period, calculated in accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share. Effective Interest Rate: Interest rate with respect to indebtedness calculated based on a 360-day year for actual days elapsed. Debt with a variable interest rate component reflects SOFR or CORRA as of March 31, 2026, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap is above the capped rate, in which case the rate is calculated based on the swapped or capped rate, as applicable. Page 14 details our interest rate hedging instruments. We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of March 31, 2026, no such election had been made.

Page 28 of 32 Definitions (continued) Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes HPP’s share of amortization of deferred revenue related to tenant- funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. GAAP Effective Rate: Similar to effective interest rate except it includes the amortization of deferred financing costs and loan discounts/ premiums. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share of Debt: Similar to consolidated debt except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt.

Page 29 of 32 In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Studio development properties are incorporated into the in-service portfolio the earlier of one year following completion or the project’s estimated stabilization date. Office development properties are incorporated into the in-service portfolio the earlier of 92% occupancy or the project’s estimated stabilization date. Net Effective Rent: Weighted average straight-line annual cash rent, net of annualized tenant improvements and lease commissions. Triple net (NNN) and modified gross base rents are adjusted to include estimated annual expenses consistent with those included in comparable full service gross base rents. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight- line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Office Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of March 31, 2026, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of March 31, 2026, the Company owned 96.6% of the ownership interest in the Operating Partnership, including unvested restricted units. Outstanding Balance: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Project Costs: Exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Same-Store Office: Same-store office for the three months ended March 31, 2026 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2025 and still owned and included in the stabilized office portfolio as of March 31, 2026. Same-Store Studio: Same-store studio for the three months ended March 31, 2026 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2025 and still owned and included in the stabilized studio portfolio as of March 31, 2026. Straight-Line Rent Growth: Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Uncommenced Office Leases: Defined as new leases with respect to vacant space executed on or prior to March 31, 2026, but with commencement dates after March 31, 2026 and within the next eight quarters. Definitions (continued)

Page 30 of 32 Non-GAAP Reconciliations Unaudited, in thousands RECONCILIATION OF NET LOSS TO NOI Three Months Ended 3/31/26 3/31/25 Net loss $ (50,904) $ (80,278) Adjustments: Loss from unconsolidated real estate entities 437 1,254 Fee income (1,107) (1,359) Interest expense 37,994 43,505 Interest income (1,649) (435) Management services reimbursement income—unconsolidated real estate entities (1,124) (975) Management services expense—unconsolidated real estate entities 1,124 975 Transaction-related expenses 101 — Unrealized loss on non-real estate investments 1,962 449 Gain on sale of real estate, net — (10,023) Impairment loss — 18,476 Loss on extinguishment of debt — 1,858 Other income (158) (8) Income tax provision 348 194 General and administrative 12,575 18,483 Depreciation and amortization 80,722 93,085 NOI $ 80,321 $ 85,201 Add: HPP’s share of NOI from unconsolidated real estate entities 2,645 1,867 Less: NOI attributable to non-controlling interests 14,992 15,422 HPP’s share of NOI $ 67,974 $ 71,646 NOI Detail Same-store office cash revenues $ 145,017 $ 152,522 Straight-line rent 5,400 892 Amortization of above/below-market leases, net 1,004 865 Amortization of lease incentive costs (2,803) (657) Same-store office revenues 148,618 153,622 Same-store studios cash revenues 20,045 17,204 Straight-line rent (427) (196) Amortization of lease incentive costs (9) (9) Same-store studio revenues 19,609 16,999 Same-store revenues 168,227 170,621 Same-store office cash expenses 67,698 66,763 Straight-line rent 367 372 Share/unit-based compensation expense — 11 Amortization of above/below-market ground leases, net 641 641 Same-store office expenses 68,706 67,787 Same-store studio cash expenses 12,129 10,963 Share/unit-based compensation expense 47 31 Same-store studio expenses 12,176 10,994 Same-store expenses 80,882 78,781 Same-store NOI 87,345 91,840 Non-same-store NOI (7,024) (6,639) NOI $ 80,321 $ 85,201

Page 31 of 32 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDARE (ANNUALIZED) AND TOTAL UNSECURED AND SECURED DEBT TO CONSOLIDATED DEBT, NET AND HPP’S SHARE OF DEBT, NET Three Months Ended 3/31/26 3/31/2025 Net loss $ (50,904) $ (80,278) Interest income—consolidated (1,649) (435) Interest expense—consolidated 37,994 43,505 Depreciation and amortization—consolidated 80,722 93,085 EBITDA 66,163 55,877 Unconsolidated real estate entities depreciation and amortization 1,476 1,045 Unconsolidated real estate entities interest expense 1,455 1,916 EBITDAre 69,094 58,838 Share/unit-based compensation expense 1,909 5,139 Straight-line rent receivables, net (3,697) 639 Non-cash amortization of above/below-market leases, net (1,004) (865) Non-cash amortization of above/below-market ground leases, net 641 651 Amortization of lease incentive costs 2,813 667 Transaction-related expenses 101 — Unrealized loss on non-real estate investments 1,962 449 Loss on debt extinguishment — 1,858 Gain on sale of real estate, net — (10,023) Impairment loss — 18,476 Other income (158) (8) Income tax provision 348 194 Other adjustments related to unconsolidated real estate entities (10) (177) Adjusted EBITDAre 71,999 75,838 Termination of Quixote leases — 6,250 Adjusted EBITDAre (excluding termination of Quixote leases) 71,999 82,088 Studio cash NOI (3,379) 1,146 Office adjusted EBITDAre 68,620 83,234 x Annualization factor 4 4 Annualized office adjusted EBITDAre 274,480 332,936 Trailing 12-month studio cash NOI 10,272 2,108 Cash adjusted EBTIDAre for selected ratios 284,752 335,044 Less: Partners’ share of cash adjusted EBITDAre (57,439) (62,415) HPP’s share of cash adjusted EBITDAre $ 227,313 $ 272,629 Total consolidated unsecured and secured debt 3,365,350 4,198,667 Less: Consolidated cash and cash equivalents and restricted cash (162,440) (133,926) Consolidated debt, net $ 3,202,910 $ 4,064,741 Less: Partners’ share of debt, net (504,287) (632,060) HPP’s share of debt, net $ 2,698,623 $ 3,432,681 Consolidated debt, net/cash adjusted EBITDAre for selected ratios 11.2x 12.1x HPP’s share of debt, net/HPP’s share of cash adjusted EBITDAre for selected ratios 11.9x 12.6x

Page 32 of 32 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF TOTAL ASSETS TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE AND TOTAL UNSECURED AND SECURED DEBT TO HPP’S SHARE OF DEBT, NET 3/31/26 3/31/25 Total assets $ 7,230,301 $ 7,998,391 Add: Accumulated depreciation 2,092,963 1,909,788 Add: Accumulated amortization 210,025 191,852 Less: Partners’ share of consolidated undepreciated book value (1,200,447) (1,403,575) Less: Investment in unconsolidated real estate entities (248,178) (227,856) Add: HPP’s share of unconsolidated undepreciated book value 382,959 343,207 HPP’s share of undepreciated book value $ 8,467,623 $ 8,811,807 Total consolidated unsecured and secured debt $ 3,365,350 $ 4,198,667 Less: Consolidated cash and cash equivalents and restricted cash (162,440) (133,926) Consolidated debt, net $ 3,202,910 $ 4,064,741 Less: Partners’ share of debt, net (504,287) (632,060) HPP’s share of debt, net $ 2,698,623 $ 3,432,681 HPP’s share of debt, net/HPP’s share of undepreciated book value 31.9% 39.0%